Exhibit 99.5

Protective Life Insurance Company P.O. Box 830771 Birmingham, AL 35283-0771 1. Proposed Insured 2. Owner (If other than Proposed Insured) 3. Employment Information Proposed Insured 4. Send Premium Notices To: If other than Owner $ ICC14-V1APP Page 1 of 4 04/2014 Plan of Insurance: (Name of Product) Initial Premium $ Planned Periodic Premium $ Initial Face Amount $ Underwriting Class Quoted: (Protective will issue best underwriting class.) CVAT:(If not checked, the Guideline Premium Test will apply, subject to product availability.) Level Face AmountIncreasing Face Amount Section 1035:YesNo 1035 Loan TransferYesNo Is Proposed Insured requesting Additional Benefits, Riders, or Child Coverage? YesNo (If Yes, must complete the Rider Worksheet.) Premium Payment: Annual $ Quarterly $ Semi-Annual Monthly (Pre-Authorized Withdrawal Only) $ Cash with Application $ SECTION II: PLAN OF INSURANCE Name Relationship Address: (Street, City, State, Zip Code) Employer’s Name Employer’s Address Annual Income Net Worth Occupation Number of Years Name (First, Middle, Last) Gender Birthdate Birth State SSN/Tax ID No. Name of Trust Date of Trust Home Phone Work Phone Cell Phone Email Address Relationship Address: (Street, City, State, Zip Code) Name (First, Middle, Last) Gender Birthdate Birth State Marital Status Driver’s License Number & State Social Security Number Home Phone Work Phone Cell Phone Email Address Years at Residence Address: (Street, City, State, Zip Code) SECTION I: INSURED INFORMATIONVARIABLE UNIVERSAL INDIVIDUAL LIFE INSURANCE APPLICATION Exhibit 99.4(a)

SECTION III: BENEFICIARY DESIGNATIONS

If multiple beneficiaries are named, shares will be divided equally among the surviving beneficiaries, unless otherwise specified.

1.	*Primary Beneficiary Name(s)*	*Address & Telephone No*	*Birthdate*	*Social Security No*	*Relationship*	*%*
2.	*Contingent Beneficiary Name(s)*	*Address & Telephone No*	*Birthdate*	*Social Security No*	*Relationship*	*%*

SECTION IV: EXISTING COVERAGE/PENDING INSURANCE AND REPLACEMENT

(Must be answered completely on all cases)

1. Is the policy applied for to replace an existing insurance or annuity policy(ies) with this or any other company?............ ☐ Yes ☐ No
(If Yes, complete any State required replacement forms and comparison statements.)
2. Regarding all persons proposed for insurance, list all life insurance in force on each proposed insured's life. Please be sure to list insurance policy information, whether owned by any proposed insured or not. **If None, insert None.**

Name of Insured		*Company*	*Policy Number*
Replace or Change?	*Amount*	*Purpose: Business/Personal*	*Issue Date*
Name of Insured		*Company*	*Policy Number*
Replace or Change?	*Amount*	*Purpose: Business/Personal*	*Issue Date*
Name of Insured		*Company*	*Policy Number*
Replace or Change?	*Amount*	*Purpose: Business/Personal*	*Issue Date*

3. Is there any application for any other life or health insurance on the life of the proposed insured now pending or being considered with this or any other company? *(If Yes, complete information below)*............ ☐ Yes ☐ No

Company Name	*Amount of Coverage*	*Total Amount to be Placed*	*Purpose of Coverage*

4. Has the Proposed Insured had a request for life or health insurance declined, postponed, rated, canceled, or restricted in any way? *If Yes, please explain*............ ☐ Yes ☐ No
5. In the next 3 years, will the ownership of the policy or interest in any trust owning the policy be transferred? *If Yes, please explain*............ ☐ Yes ☐ No
6. Is someone other than the Proposed Insured responsible for paying premiums? *If Yes, please explain*............ ☐ Yes ☐ No
7. Will anyone unrelated to the Proposed Insured receive any of the policy death benefit? *If Yes, please explain*............ ☐ Yes ☐ No
8. Has a mortality analysis or life expectancy analysis been performed on the Proposed Insured?............ ☐ Yes ☐ No
9. Has the Proposed Insured discussed transfer of the policy to be issued, or its death benefits, to a life settlement company, investor, offshore trust, investment trust, or entity associated with stranger owned or investment owned life insurance (commonly called SOLI or IOLI) or have you considered such a transfer? *If Yes, please explain*............ ☐ Yes ☐ No

Remarks and Explanations to any Yes answers in Section IV.

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Business 6. Please complete the information below. ICC14-V1APP Page 3 of 4 04/2014 SECTION VI: PERSONAL HISTORY Provide details to any Yes answers on the Continuation of Information form. HAS THE PROPOSED INSURED: 1.Used tobacco or nicotine of any kind over the last 5 years?................................................................................................... Yes No Type Frequency Date Last Used 2.Consulted a physician or had treatment for the use or possession of: A. Alcohol? (If Yes, complete the Alcohol Usage Questionnaire)………………………………………………………………... B. Narcotics, stimulants, sedatives, hallucinogenic drugs? (If Yes, complete the Drug Use Questionnaire)…………………. 3.In the past 5 years, been convicted of (i) two or more moving violations, (ii) driving under the influence of alcohol or other drugs, or (iii) had their driver’s license suspended or revoked?.............................................................................................. 4.Has the proposed insured ever been convicted of, or pled guilty or no contest to a felony, or does he/she any such charge pending against him/her?............................................................................................................................................ 5.Flown as a pilot, student pilot or crew member, or intend ot fly as such, within the next 2 years? (If Yes, complete the Aviation Questionnaire.)……………………………………………………………………………………………………………….. 6.Been a member of, or applied to be a member of, or received a notice of required service in, the armed forces, reserves or National Guard? (If Yes, provide details below)……………………………………………………………… Branch of Service Rank Duties Mobilization Category Current Duty Station 7.Engaged in any of the following activities in the past 2 years? (If Yes, complete the appropriate Questionnaire.)…………. RacingScuba DivingHang GlidingMountain ClimbingSky DivingParachuting 8.Is Proposed Insured: (If Yes to any questions below, complete the Foreign Travel Questionnaire). a.A citizen of any country other than the United States or Canada? (If Yes, provide details below)…………………… Country of Citizenship Visa Type Expiration Date Length of U.S. Residency b.Have you traveled or resided outside of the United States in the past 2 years? (If Yes provide details)……………... Travel Details: c.Intending to travel or reside outside the United States or Canada within the next 12 months?................................... To Where Why When For How Long Name/Business Partner Title % of Business Owned Insurance Company Amount Now Carried or Applied For Name/Business Partner Title % of Business Owned Insurance Company Amount Now Carried or Applied For Name/Business Partner Title % of Business Owned Insurance Company Amount Now Carried or Applied For SECTION V: PURPOSE OF INSURANCE (TO BE ANSWERED BY PROPOSED OWNER) 1.What is the purpose of the insurance? (Personal - Family/Estate Protection, Asset Transfer or Business - Key man, Buy-Sell, etc.) If Business insurance, complete qEuexshtiiobnist 29–9.64b(ealo)w………………………………………………… 2.What percent of business does the Proposed Insured own or control?............................................................................ 3.What is approximate net annual income of business?...................................................................................................... 4.What is approximate market value of the business?........................................................................................................ 5.What year was the business established?........................................................................................................................ Personal % $ $

SECTION VII: IF APPLYING FOR LONG-TERM CARE OR CHRONIC ILLNESS ACCELERATED DEATH BENEFIT RIDER

	Yes	No
1. Do you have another long-term care insurance policy or certificate in force (including health care service contract, health maintenance organization contract)?	☐	☐
2. Did you have another long-term care insurance policy or certificate in force during the last 12 months?	☐	☐
If Yes, with which company? ______		
If that policy or certificate lapsed, when did it lapse? ______		
3. Are you covered by Medicaid?	☐	☐

DECLARATIONS:

I (We) have read or have had read to me (us) the completed Application before signing below. I (We) represent that all statements and answers made in all parts of this application are full, complete and true, to the best of my (our) knowledge and belief. It is agreed that:

1. All such statements and answers shall be the basis of any insurance issued, and my (our) answers are material to the decision as to whether the risk is accepted by Protective Life.
2. No representative or medical examiner can make, alter or discharge any contract, accept risks, or waive Protective Life's right or requirements.
3. Acceptance of a policy by the Owner shall constitute ratification of any changes made by the Company. In those states where it is required, changes as to plan, amount, age at issue, classification or benefits will be made only with the Owner's written consent.
4. No insurance shall take effect unless: (1) a policy is delivered to the Owner, (2) the full first premium is paid while the proposed insured(s) is (are) alive; **and** (3) there has been no change in health and insurability from that described in this application. However, if the premium is paid as set forth in the attached Conditional Receipt Agreement and the Conditional Receipt Agreement is delivered to the Owner, the terms of the Conditional Receipt Agreement shall apply. No representative or medical examiner has any authority to waive or to alter these terms and conditions or to bind coverage under any other circumstances.
5. I have reviewed the attached Conditional Receipt Agreement and understand and agree that it provides a limited amount of life insurance for a limited period of time, and that such coverage is subject to the terms and conditions set forth in the Conditional Receipt Agreement.
6. The representative taking this application has made no statement or representation different from, contrary to or in addition to these Declarations and the terms and conditions of the attached Conditional Receipt Agreement.

AUTHORIZATIONS:

	Yes	No
1. Do you want to be interviewed if an investigative consumer report will be made?	☐	☐
2. Do you believe that this policy will meet your insurance needs and financial objectives?	☐	☐
3. Did you receive the prospectus for the policy applied for and the prospectus for each of the funds?	☐	☐
4. Do you understand that the amount and duration of the death benefit and the amount of policy values may vary, depending on the investment experience of the variable accounts?	☐	☐
5. Are you purchasing this insurance to replace or change any in-force life insurance, annuities, long-term care insurance or health insurance policies or will the premium for this policy be funded by a withdrawal from an existing life insurance policy or annuity?	☐	☐
If Yes, Company(ies)______ Estimated transfer amount $______		
6. If we are unable to issue a life insurance policy, do you wish to apply for a deferred annuity?	☐	☐

IMPORTANT INFORMATION ABOUT IDENTIFICATION VERIFICATION

To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify, and record information of its customers. We may ask for information or identifying documents that will allow us to verify the identity of our customers.

Any person who knowingly with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties according to state law.

Signed At ______ (City, State) ______(Date).

(X) ______
Signature of Proposed Insured

(X) ______
Signature of Owner *(If other than Proposed Insured)*

(X) ______
Witness to All Signatures

(X) ______
Signature of Covered Insured or Parent or Guardian

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